UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
METAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14836	94-2835068

(State or Other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of
Incorporation)

325 N. LaSalle St., Suite 550, Chicago, IL		60610

(Address of Principal Executive Offices)		(Zip Code)
(312) 645-0700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 27, 2006, Metal Management, Inc. (the “Company”), together with Southern Holdings, L.L.C., completed the sale of their joint venture, Southern Recycling, L.L.C. (“Southern”), to European Metal Recycling Ltd., a private limited company organized under the law of England and Wales. The consideration for the Company’s transfer of its 28.5 percent equity interest in Southern was approximately $46 million. Southern is a Louisiana-based scrap metals recycler.
     Metal Management, Inc. issued a press release on April 28, 2006 to announce the sale of its interest in Southern. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAL MANAGEMENT, INC.
DATE: April 28, 2006	By:	/s/ Robert C. Larry
Robert C. Larry
Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

METAL MANAGEMENT, INC.
EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated April 28, 2006, issued by Metal Management, Inc.